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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        SMITH-GARDNER & ASSOCIATES, INC.
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             (Exact Name of Registrant as Specified in its Charter)


          Florida                                       65-0090038
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(State of Incorporation or Organization)   (I.R.S. Employer Identification No.)


     1615 South Congress Avenue
       Delray Beach, Florida                            33445-6368
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(Address of Principal Executive Offices)                (Zip Code)


         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c)(1) check the following box. [ ]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. [X]

         Securities to be registered pursuant to Section 12(b) of the Act:


                                               Name of Exchange on which Each
Title of each class to be so registered           Class is to be Registered
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                  None                                      None



Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, par value $.01 per share
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                                (Title of class)


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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The description of the Common Stock registered hereunder by Smith-Gardner & Associates, Inc., a Florida corporation (the "Registrant"), is incorporated by reference to the section headed "Description of Capital Stock - Common Stock" in the Registrant's Registration Statement on Form S-1 (Registration No. 333-63125), as filed with the Securities and Exchange Commission (the "Commission") on September 10, 1998 and any amendments to such Registration Statement filed subsequently thereto, including any form of Prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

ITEM 2.  EXHIBITS.

         (a) Amended and Restated Articles of Incorporation of the Registrant, as amended*

         (b) Form of Amended and Restated Articles of Incorporation of the Registrant*

         (c) Bylaws of the Registrant, as amended*

         (d) Form of Bylaws of the Registrant, as amended*

         (e) Form of Certificate of Common Stock of the Registrant*

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* Incorporated by reference to the Registrant's Registration Statement on Form
  S-1 (Commission File No. 333-63125).



                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                     SMITH-GARDNER & ASSOCIATES, INC.


                                     By: /s/ Gary G. Hegna
                                         --------------------------------------
                                         Gary G. Hegna
                                         President and Chief Executive Officer

Date: January 26, 1999